March 9, 2018

PRESS RELEASE

Century Casinos, Inc. Announces Fourth Quarter 2017 Results

Colorado Springs, Colorado – March 9, 2018 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months and year ended December 31, 2017.

2017 Highlights*

•	Net operating revenue was $154.1 million, an increase of 11% from the year ended December 31, 2016.
•	Earnings from operations were $14.6 million, a decrease of 10% from the year ended December 31, 2016.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $6.3 million, a decrease of 32% from the year ended December 31, 2016.
•	Adjusted EBITDA** was $26.1 million, an increase of 1% from the year ended December 31, 2016.
•	Earnings per share were $0.25.
•	Book value per share*** at December 31, 2017 was $6.13.

Fourth Quarter 2017 Highlights*

•	Net operating revenue was $39.3 million, an increase of 8% from the three months ended December 31, 2016.
•	Earnings from operations were $1.7 million, a decrease of 54% from the three months ended December 31, 2016.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($5.3) million, a decrease of 291% from the three months ended December 31, 2016.
•	Adjusted EBITDA** was $5.4 million, a decrease of 15% from the three months ended December 31, 2016.
•	Loss per share was ($0.20).

The Tax Cuts and Jobs Act (the “Tax Act”), enacted on December 22, 2017, increased the Company’s income tax expense by $5.4 million during the fourth quarter of 2017 due to the tax law changes that were effective for the 2017 tax year. The increased income tax expense increased net loss attributable to Century Casinos, Inc. shareholders for the fourth quarter of 2017 and decreased net earnings attributable to Century Casinos, Inc. shareholders for the year ended December 31, 2017. See Note 11 to the Company’s Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data”, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the impact of the Tax Act.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA Margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

“2017 was a good year for Century Casinos. We generated record net operating revenue and Adjusted EBITDA.,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos, said. “Our largest and most significant project to date, the Century Mile racetrack and casino development in Edmonton, Canada, is on budget and on track for an early 2019 opening,” they continued.

The consolidated results for the three months and year ended December 31, 2017 and 2016 are as follows:

	For the three months			For the year
Amounts in thousands, except per share data	ended December 31,			ended December 31,
Consolidated Results:	2017	2016	% Change	2017	2016	% Change
Net Operating Revenue	$39,293	$36,279	8%	$154,069	$139,234	11%
Earnings from Operations	1,706	3,706	(54%)	14,615	16,165	(10%)
Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders	$(5,334)	$2,798	(291%)	$6,259	$9,215	(32%)

Adjusted EBITDA**	$5,408	$6,323	(15%)	$26,086	$25,762	1%

(Loss) Earnings Per Share:
Basic	$(0.20)	$0.12	(267%)	$0.25	$0.38	(34%)
Diluted	$(0.19)	$0.11	(273%)	$0.24	$0.37	(35%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Consolidated Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of December 31, 2017:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
Canada	Century Mile Racetrack and Casino
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Saw Close Casino Ltd.
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $3.0 million, or 8%, and by $14.8 million, or 11%, for the three months and year ended December 31, 2017,  compared to the three months and year ended December 31, 2016.  Following is a summary of the changes in net operating revenue by segment for the three months and year ended December 31, 2017,  compared to the three months and year ended December 31, 2016:

	Net Operating Revenue				Net Operating Revenue
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$15,247	$12,071	$3,176	26%	$57,732	$50,237	$7,495	15%
United States	7,671	7,163	508	7%	32,154	30,135	2,019	7%
Poland	15,414	15,699	(285)	(2%)	59,796	54,890	4,906	9%
Corporate and Other	961	1,346	(385)	(29%)	4,387	3,972	415	10%
Consolidated	$39,293	$36,279	$3,014	8%	$154,069	$139,234	$14,835	11%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

3/15

The Company’s earnings from operations decreased by ($2.0) million, or (54%), and by ($1.6) million, or (10%), for the three months and year ended December 31, 2017,  compared to the three months and year ended December 31, 2016.   Following is a summary of the changes in earnings (loss) from operations by segment for the three months and year ended December 31, 2017,  compared to the three months and year ended December 31, 2016:

	Earnings (Loss) from Operations				Earnings (Loss) from Operations
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$4,012	$3,447	$565	16%	$14,608	$13,186	$1,422	11%
United States	1,041	866	175	20%	5,599	4,707	892	19%
Poland	(648)	1,580	(2,228)	(141%)	2,587	5,408	(2,821)	(52%)
Corporate and Other	(2,699)	(2,187)	(512)	(23%)	(8,179)	(7,136)	(1,043)	(15%)
Consolidated	$1,706	$3,706	$(2,000)	(54%)	$14,615	$16,165	$(1,550)	(10%)

Net earnings (loss) attributable to Century Casinos, Inc. shareholders decreased by ($8.1) million, or (291%), and by ($3.0) million, or (32%), for the three months and year ended December 31, 2017,  compared to the three months and year ended December 31, 2016.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by segment for the three months and year ended December 31, 2017,  compared to the three months and year ended December 31, 2016:

	Net Earnings (Loss)				Net Earnings (Loss)
	Attributable to Century				Attributable to Century
	Casinos, Inc. Shareholders				Casinos, Inc. Shareholders
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$1,751	$2,980	$(1,229)	(41%)	$7,681	$8,448	$(767)	(9%)
United States	646	511	135	26%	3,469	2,890	579	20%
Poland	(704)	889	(1,593)	(179%)	1,280	2,921	(1,641)	(56%)
Corporate and Other	(7,027)	(1,582)	(5,445)	(344%)	(6,171)	(5,044)	(1,127)	(22%)
Consolidated	$(5,334)	$2,798	$(8,132)	(291%)	$6,259	$9,215	$(2,956)	(32%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

The Company’s Adjusted EBITDA** decreased by ($0.9) million, or (15%), and increased by $0.3 million, or 1%, for the three months and year ended December 31, 2017 compared to the three months and year ended December 31, 2016. Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three months and year ended December 31, 2017 compared to the three months and year ended December 31, 2016.

	Adjusted EBITDA**				Adjusted EBITDA**
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$4,930	$4,250	$680	16%	$18,171	$16,262	$1,909	12%
United States	1,622	1,478	144	10%	8,005	7,197	808	11%
Poland	987	2,434	(1,447)	(59%)	6,406	8,139	(1,733)	(21%)
Corporate and Other	(2,131)	(1,839)	(292)	(16%)	(6,496)	(5,836)	(660)	(11%)
Consolidated	$5,408	$6,323	$(915)	(15%)	$26,086	$25,762	$324	1%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Balance Sheet and Liquidity

As of December 31, 2017, the Company had $74.7 million in cash and cash equivalents and  $56.7 million in outstanding debt on its balance sheet compared to $38.8 million in cash and cash equivalents and $55.6 million in outstanding debt at December 31, 2016.  The increased cash and cash equivalents balance was primarily due to $34.3 million in net proceeds from the Company’s public offering of common stock in November 2017. The $56.7 million in outstanding debt as of December 31, 2017 includes $38.2 million related to the Company’s Bank of Montreal credit agreement, $0.5 million related to capital leases for the Company’s Canadian subsidiaries,  $15.5 million related to a long-term land lease for Century Downs Racetrack and Casino and $2.7 million related to Saw Close Casino Ltd., net of $0.3 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its annual report on Form 10-K filed with the SEC for the year ended December 31, 2017 on its website at http://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the fourth quarter results on its website at http://corporate.cnty.com/investor-relations/presentations-and-interviews.

Century Casinos will host its fourth quarter 2017 earnings conference call today at 8:00 am MST; 4:00 pm CET, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until March 31, 2018 at http://corporate.cnty.com/investor-relations/sec-filings.

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(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands, except for per share information	2017	2016	2017	2016
Operating revenue:
Net operating revenue	$39,293	$36,279	$154,069	$139,234
Operating costs and expenses:
Total operating costs and expenses	37,587	32,573	139,454	123,069
Earnings from operations	1,706	3,706	14,615	16,165
Non-operating income (expense), net	(122)	(143)	(2,164)	(565)
Earnings before income taxes	1,584	3,563	12,451	15,600
Income tax provision	(6,614)	772	(4,560)	(1,787)
Net (loss) earnings	(5,030)	4,335	7,891	13,813
Net earnings attributable to non-controlling interests	(304)	(1,537)	(1,632)	(4,598)
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(5,334)	$2,798	$6,259	$9,215

(Loss) earnings per share attributable to Century Casinos, Inc.:
Basic	$(0.20)	$0.12	$0.25	$0.38
Diluted	$(0.19)	$0.11	$0.24	$0.37

Weighted average common shares
Basic	26,863	24,446	25,068	24,435
Diluted	27,479	24,788	25,559	24,668

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
(Amounts in thousands)
	December 31,	December 31,
	2017	2016
Assets
Current assets	$84,321	$45,948
Property and equipment, net	152,778	140,763
Other assets	37,777	31,127
Total assets	$274,876	$217,838

Liabilities and Equity
Current liabilities	$34,438	$28,608
Non-current liabilities	53,120	50,646
Century Casinos, Inc. shareholders' equity	179,897	132,196
Non-controlling interests	7,421	6,388
Total liabilities and equity	$274,876	$217,838

8/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Constant Currency Results* (unaudited)

(Amounts in thousands)

	For the three months			For the year
	ended December 31,			ended December 31,
	2017	2016	% Change	2017	2016	% Change
Net operating revenue as reported (GAAP)	$39,293	$36,279	8%	$154,069	$139,234	11%
Foreign currency impact vs. 2016	(2,533)			(3,936)
Net operating revenue constant currency (non-GAAP)*	$36,760	$36,279	1%	$150,133	$139,234	8%

Earnings from operations (GAAP)	$1,706	$3,706	(54%)	$14,615	$16,165	(10%)
Foreign currency impact vs. 2016	(99)			(289)
Earnings from operations (non-GAAP)*	$1,607	$3,706	(57%)	$14,326	$16,165	(11%)

Net (loss) earnings attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$(5,334)	$2,798	(291%)	$6,259	$9,215	(32%)
Foreign currency impact vs. 2016	8			(39)
Net (loss) earnings attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$(5,326)	$2,798	(290%)	$6,220	$9,215	(33%)

Gains and losses on foreign currency transactions are added back to net earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

 Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2017	2016	2017	2016
Canada	32%	35%	31%	32%
United States	21%	21%	25%	24%
Poland	6%	16%	11%	15%
Corporate and Other	(222%)	(137%)	(148%)	(147%)
Consolidated Adjusted EBITDA Margin	14%	17%	17%	19%

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Three Months Ended December 31, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,751	$646	$(704)	$(7,027)	$(5,334)
Interest expense (income), net	942	0	34	(4)	972
Income taxes (benefit)	1,308	395	510	4,401	6,614
Depreciation and amortization	898	581	1,045	91	2,615
Net earnings (loss) attributable to non-controlling interests	655	0	(351)	0	304
Non-cash stock-based compensation	0	0	0	250	250
Loss (gain) on foreign currency transactions and cost recovery income	(644)	0	(137)	(26)	(807)
Loss on disposition of fixed assets	4	0	278	0	282
Acquisition costs	0	0	0	6	6
Pre-opening expenses	16	0	312	178	506
Adjusted EBITDA	$4,930	$1,622	$987	$(2,131)	$5,408

	For the Three Months Ended December 31, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$2,980	$511	$889	$(1,582)	$2,798
Interest expense (income), net	847	0	50	(9)	888
Income taxes (benefit)	(853)	355	330	(604)	(772)
Depreciation and amortization	802	613	566	109	2,090
Net earnings attributable to non-controlling interests	1,091	0	446	0	1,537
Non-cash stock-based compensation	0	0	0	186	186
(Gain) loss on foreign currency transactions and cost recovery income	(618)	0	(135)	8	(745)
Loss on disposition of fixed assets	1	(1)	288	0	288
Acquisition costs	0	0	0	53	53
Adjusted EBITDA	$4,250	$1,478	$2,434	$(1,839)	$6,323

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Year Ended December 31, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$7,681	$3,469	$1,280	$(6,171)	$6,259
Interest expense (income), net	3,487	2	105	(25)	3,569
Income taxes (benefit)	3,008	2,128	1,388	(1,964)	4,560
Depreciation and amortization	3,427	2,405	2,747	366	8,945
Net earnings attributable to non-controlling interests	996	0	636	0	1,632
Non-cash stock-based compensation	0	0	0	669	669
(Gain) loss on foreign currency transactions and cost recovery income	(564)	0	(822)	24	(1,362)
Loss on disposition of fixed assets	83	1	535	3	622
Acquisition costs	28	0	0	327	355
Pre-opening expenses	25	0	537	275	837
Adjusted EBITDA	$18,171	$8,005	$6,406	$(6,496)	$26,086

	For the Year Ended December 31, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$8,448	$2,890	$2,921	$(5,044)	$9,215
Interest expense (income), net	3,037	2	71	(22)	3,088
Income taxes (benefit)	796	1,815	1,265	(2,089)	1,787
Depreciation and amortization	3,049	2,488	2,430	382	8,349
Net earnings attributable to non-controlling interests	3,137	0	1,461	0	4,598
Non-cash stock-based compensation	0	0	0	759	759
(Gain) loss on foreign currency transactions and cost recovery income	(2,232)	0	(310)	19	(2,523)
Loss on disposition of fixed assets	27	2	301	0	330
Acquisition costs	0	0	0	159	159
Adjusted EBITDA	$16,262	$7,197	$8,139	$(5,836)	$25,762

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results by the prior year’s average exchange rates for the quarter or year and comparing them to actual U.S. dollar results for the prior quarter or year. The prior year’s average exchange rates are reported in Note 2 to the Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K. The average exchange rates for the three months ended December 31, 2017 and 2016 are presented below.

	For the three months
	ended December 31,
Average Rates	2017	2016	% Change
Canadian dollar (CAD)	1.2708	1.3351	4.8%
Euros (EUR)	0.8491	0.9278	8.5%
Polish zloty (PLN)	3.5922	4.0649	11.6%
British pound (GBP)	0.7534	0.8051	6.4%
Source: Pacific Exchange Rate Service

12/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

**    The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interests (earnings) losses and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but are included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and in St. Albert, Alberta, Canada. Through its Austrian subsidiary, Century Casinos Europe GmbH (“CCE”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of five casinos in Poland as of March 8, 2018.  The Company, through CCE, also holds 75% ownership interests in both Century Downs Racetrack and Casino, which operates in the north metropolitan area of Calgary, Alberta, Canada, and Century Bets! Inc., which operates the pari-mutuel off-track horse betting network in southern Alberta, Canada. The Company operates 14 ship-based casinos with four cruise ship owners. The Company, through CCE, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. The Company is also developing Century Mile Racetrack and Casino in Edmonton, Alberta, Canada and the Saw Close Casino in Bath, England.  The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Century Mile, Saw Close Casino and Bermuda projects, debt repayment, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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